  Exhibit 14.2
NOVUSTERRA INC.

FINANCIAL CODE OF ETHICS

(Adopted as of April 15th, 2021)

This Financial Code of Ethics (this “Financial Code”) of Novusterra Inc. (the “Company”) contains the ethical principles by which the Company’s Chief Executive Officer, President, Chief Financial Officer (or other principal financial officer), Chief Operating Officer (or other principal operating officer) and other senior financial officers (collectively, the “Senior Officers”) are expected to conduct themselves when carrying out their duties and responsibilities. Senior Officers must also comply with the Company’s other ethics policies, including any amendments or supplements thereto, including the Company’s Corporate Code of Conduct (collectively, the “Ethics Policies”).

I.
Ethical Principles

In carrying out his or her duties to and responsibilities for the Company, each Senior Officer should:

o
Act ethically with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

o
Provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Company;

o
Comply with applicable laws, rules and regulations of national, state, provincial and local governments and private and public regulatory agencies (including The NASDAQ Stock Market LLC) having jurisdiction over the Company;

o
Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing his or her independent judgment on behalf of the Company to be subordinated to other interests;

o
Promote honest and ethical behavior by others in the work environment;

o
Respect the confidentiality of information acquired in the course of his or her work except when authorized or otherwise legally obligated to disclose such information. Such confidential information must not be used for the personal advantage of any Senior Officer or parties related to the Senior Officer;

o
Responsibly use and maintain all assets and resources employed or entrusted to the Senior Officer;

o
Promptly report violations of this Financial Code to the Chairman of the Audit Committee of the Board of Directors (the “Audit Committee”); and

o
Accept accountability for adherence to this Financial Code.

II.
Waivers

Consents obtained pursuant to this Financial Code, or waivers of any provision of this Financial Code, may be made only by the Company’s Board of Directors or a committee thereof. Persons seeking a waiver should be prepared to disclose all pertinent facts and circumstances, respond to inquiries for additional information, explain why the waiver is necessary, appropriate, or in the best interest of the Company, and be willing to comply with any procedures that may be required to protect the Company in connection with a waiver. If a waiver of this Financial Code is granted for any Senior Officer, appropriate disclosure will be made promptly in accordance with the rules and regulations of the SEC and the listing requirements of The NASDAQ Stock Market LLC.

III.
Compliance Procedures

Enforcement of sound ethical standards is the responsibility of every officer and employee of the Company. Violations and reasonable suspicions of violations of this Financial Code should be reported promptly to the Chairman of the Audit Committee. The reporting person should make full disclosure of all pertinent facts and circumstances, taking care to distinguish between matters that are certain and matters that are suspicions, worries or speculation, and also taking care to avoid premature conclusions or alarmist statements since the situation may involve circumstances unknown to the reporting person. If the situation so requires, the reporting person may report anonymously. The Company does not permit retaliation of any kind for good faith reports of ethical violations. Persons that knowingly make a report that is false or that willfully disregards its truth or accuracy, or engages in any other bad faith use of the reporting system, will be deemed to be in violation of the Company’s Ethics Policies.

Each director and Senior Officer of the Company will be provided with a copy of this Financial Code. This Financial Code may also be provided to any other employee as any Senior Officer deems appropriate. Any Senior Officer, director, executive officer or employee to whom this Financial Code has been provided may be required, from time to time, to sign and deliver the certification attached as Annex A, acknowledging receipt of this Financial Code to:

Novusterra Inc.

7135 Collins Ave No. 624

Miami Beach, FL 33141

Attn: Compliance Officer

The Company’s Compliance Officer, which shall be the Company’s Chief Financial Officer or other officer as designated by the Board, is responsible for ensuring that each of the applicable senior executive, directors and executive officers promptly sign and return the attached certification acknowledging receipt of this Financial Code.

III.
Violations

Each person is accountable for his or her compliance with this Financial Code. Violations of this Financial Code may result in disciplinary action against the violator, including dismissal from employment when deemed appropriate. Each case will be judged by the Chairman of the Audit Committee on its own merits considering the duties of the person and the significance of the circumstances involved.

IV.
Amendment

Any amendment to this Financial Code may be made only by the Company’s Board of Directors or an appropriate committee thereof. If an amendment to this Financial Code is made, appropriate disclosure will be made promptly in accordance with the rules and regulations of the SEC and the listing requirements of the NASDAQ Stock Market LLC.

V.
Posting Requirement

The Company shall make this Financial Code available on or through the Company’s website as required by applicable rules and regulations. In addition, the Company will disclose in its Annual Report on Form 10-K or the proxy statement for its annual meeting of stockholders (as applicable) that a copy of this Financial Code is available on the Company’s website and in print to any stockholder who requests a copy.

* * *

It is the intent of the Company that this Financial Code be its written code of ethics under the Sarbanes-Oxley Act of 2002, complying with the standards set forth in Item 406 of Regulation S-K promulgated by the Securities and Exchange Commission.

ANNEX A FINANCIAL CODE OF ETHICS CERTIFICATION

I have read and understand the Financial Code of Ethics (the “Financial Code”) of Novusterra Inc. (the “Company”). I agree that I will comply with the policies and procedures set forth in the Financial Code and the spirit of the Financial Code. I understand and agree that, if I am an employee of the Company or one of its subsidiaries or other affiliates, my failure to comply in all respects with the Company’s policies, including the Financial Code and the Company’s other ethics policies, is a basis for termination for cause of my employment with the Company and any subsidiary or other affiliate to which my employment now relates or may in the future relate.

In addition, I agree to promptly submit a written report to the Chairman of the Audit Committee of the Company’s Board of Directors describing any circumstances in which:

1.
I have a reasonable basis for belief that a violation of the Financial Code by any person has occurred;

2.
I have or may have engaged in any activity that violates the policies and procedures or the spirit of the Financial Code; and

3.
I am contemplating an activity which is likely to be in violation of the policies and procedures or the spirit of the Financial Code.

I am unaware of any violations or suspected violations of the Financial Code, except as described below or on the attached sheet of paper. (If no exceptions are noted, please check the space provided below.)

__________ No exceptions

I am aware that this signed Certification will be filed with my personal records in the Company’s Human Resources Department.

_______________________________________________

Signature

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Type or Print Name

______________________________________________

Date